Schedule 2
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                            Location of Collateral
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All Collateral of the Borrower, unless and until such Collateral is transferred to Lender's possession, is to be maintained at Borrower's places of business located at:

                              210 West 4th Street
                     East Stroudsburg, Pennsylvania 18301.